UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 18, 2024

JANOVER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.03. Material Modification to Rights of Security Holders.

As further described under Item 5.07 of this Current Report on Form 8-K, on December  18, 2024 at the 2024 Annual Meeting of Stockholders (the “
Annual Meeting”)
of Janover Inc. (the “
Company
”), and upon the recommendation of the Board of Directors (the “
Board
”) of the Company, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time (the “
Certificate of Incorporation
”) to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law (the “
Officer Exculpation Amendment
”). The Officer Exculpation Amendment was previously approved by the Board, subject to stockholder approval.

The Officer Exculpation Amendment is described in detail under “Proposal 3 – To amend our Certificate of Incorporation to add officer exculpation” beginning on page 25 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 4, 2024 (the “
Proxy Statement
”) in connection with the Annual Meeting. The text of the Officer Exculpation Amendment was included in Appendix A of the Proxy Statement.

The Officer Exculpation Amendment became effective upon its filing with the Secretary of State of the State of Delaware on December 19, 2024.

The foregoing description of the Officer Exculpation Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, three (3) proposals were submitted to the Company’s stockholders of record for a vote. The proposals are described in detail in the Definitive Proxy Statement filed with the SEC on the Proxy Statement. As of the close of business on October 31, 2024, holders of the Company’s Common Stock and Series A Preferred Stock were entitled to vote together as a single class on the proposals described below.

The proposals were approved by the requisite vote of the Company’s stockholders. Sufficient votes were received to approve the Director Proposal, the Independent Auditor Proposal, and the Officer Exculpations Amendment Proposal, (each as defined below).

The final voting results for each proposal are described below. For more information on each of these proposals, please refer to the Proxy Statement.

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Proposal 1
: To elect five (5) members of the Company’s board of directors (the “
Board
”), each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (the “
Director Proposal
”).

Name	Votes For	Votes Withheld	Broker Non-Votes	% Votes For
Blake Janover	106,563,813	7,806	1,542,419	95.74
William Caragol	106,562,864	8,755	1,542,419	95.74
Samuel Haskell	106,562,682	8,937	1,542,419	95.74
Marcelo Lemos	106,562,873	8,746	1,542,419	95.74
Ned L. Siegel	106,469,879	101,740	1,542,419	95.65

Proposal 2
:
To ratify the appointment of dbbmckennon LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024
(the “
Independent Auditor Proposal
”).

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
107,907,684	198,640	7,714	N/A	96.94

Proposal 3
:
To amend our Certificate of Incorporation to add officer exculpation (the “
Officer Exculpations Amendment Proposal
”).

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
106,441,327	128,913	1,379	1,542,419	95.63

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits
.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Janover Inc.

Forward Looking Statements

This Current Report contains forward-looking statements that involve risks and uncertainties intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of current or historical fact contained in this Current Report, including statements regarding the Company’s expected timeline for compliance with the Nasdaq’s Corporate Governance Rules, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements on the current expectations about future events held by management. While the Company believes these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual future results may differ materially from those discussed here for various reasons. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2024	JANOVER INC.

	By:	/s/ Blake Janover
	Name:	Blake Janover
	Title:	Chief Executive Officer and President

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